Mark K. Rosenfeld
December 18, 1995
Page 1


                                                                 EXHIBIT 10(e)

                             JACOBSON STORES INC.
                               3333 Sargent Road
                            Jackson, Michigan 49201

                               December 18, 1995


Mark K. Rosenfeld
3333 Sargent Road
Jackson, Michigan  49201

        Re:    Change in Control Severance Agreement

Dear Mark:

        The Board of Directors of Jacobson Stores Inc. (the "Company") has decided to provide you with severance benefits if your employment with the Company terminates in connection with a Change in Control (as defined in paragraph 1.(b)) on the terms described below:

        1.     Right to Receive Benefits.

               (a) You shall receive the severance benefits described in +paragraph 2 if (1) a "Change in Control" (as defined in paragraph 1.(b)) occurs during the Period (as defined in paragraph 3), and (2) either (A) at any time during the period beginning 90 days before, and ending two years after, the Change in Control, you terminate your employment with the Company for "Good Reason" (as defined in paragraph 1.(e)) or the Company terminates your employment without "Cause" (as defined in paragraph 1.(f)), or (B) at any time during the 13th month after the Change in Control, you terminate your employment with the Company for any reason or for no reason.

               (b) For purposes of this Agreement, a "Change in Control" occurs on the first day any one or more of the following occurs:

                      (1) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with all affiliates and associates of such person (as such terms are defined in Rule 12b-2 under the Exchange Act) but excluding all "Excluded Persons" (as defined in paragraph 1.(c)), becomes the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of securities of the Company representing (A) 40% or more of the combined voting power of all of the Company's outstanding securities entitled to vote generally in the election of the Company's directors, or (B) 40% or more of the combined shares of the Company's capital stock then outstanding, all except in connection with any merger, consolidation, reorganization or share exchange involving the Company;

                      (2) the consummation of any merger, consolidation, reorganization or share exchange involving the Company, unless the holders of the Company's capital stock outstanding


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Mark K. Rosenfeld
December 18, 1995
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immediately before such transaction own more than 50% of the combined outstanding shares of capital stock and have more than 50% of the combined voting power in the surviving entity after such transaction and they own such securities in substantially the same proportions (relative to each other) as they owned the Company's capital stock immediately before such transaction;

                      (3) the consummation of any sale or other disposition (in one transaction or a series of related transactions) of all, or substantially all, of the Company's assets to a person whose acquisition of 40% or more of the combined shares of the Company's capital stock then outstanding would have caused a Change in Control under paragraph 1.(b)(1)); or

                      (4) the "Continuing Directors" (as defined in paragraph 1.(d)) cease to be a majority of the Company's directors.

               (c) For purposes of this Agreement, the "Excluded Persons" are
(i) you, (ii) any "group" (as that term is used in Section 13(d) of the Exchange Act and the rules thereunder) that includes you or in which you are, or have agreed to become, an equity participant, (iii) any entity in which you are, or have agreed to become, an equity participant, (iv) the Company, (v) any subsidiary of the Company, (vi) any employee benefit plan of the Company or any subsidiary of the Company or the related trust, (vii) any entity to the extent it is holding capital stock of the Company for or pursuant to the terms of any employee benefit plan of the Company or any subsidiary of the Company, and (viii) any director, officer or beneficial owner of at least 10% of the Company's outstanding Common Stock as of the date of this Agreement. For purposes of this Agreement, you shall not be deemed an "equity participant" in any group or entity (i) in which you own for investment purposes only no more than 5% of the stock of a publicly-traded entity whose stock is either listed on a national stock exchange or quoted in The NASDAQ National Market, if you are not otherwise affiliated with such group or entity, or (ii) if your participation is fully-disclosed to, and approved by, the Company's Board of Directors and the Continuing Directors before the Change in Control occurs.

               (d) For purposes of this Agreement, the "Continuing Directors" are the directors of the Company as of the date of this Agreement, and any person who subsequently becomes a director if such person is appointed to be a director by a majority of the Continuing Directors or if such person's initial nomination for election or initial election as a director is recommended or approved by a majority of the Continuing Directors.

               (e) Termination of your employment for "Good Reason" means your voluntary termination of employment with the Company before or after a Change in Control as a result of (1) any change by the Company (without your consent) in your title from your title immediately before such Change in Control, (2) any decrease by the Company (without your consent) in your compensation or incentives from your compensation and incentives immediately before such Change in Control, except with respect to benefits covered by clause (3); provided that your


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Mark K. Rosenfeld
December 18, 1995
Page 3


bonus shall not be deemed to have decreased if you have a substantially similar opportunity to earn a bonus as you did in the last full fiscal year before the Change in Control, (3) any decrease by the Company (without your consent) in your benefits from your benefits immediately before such Change in Control, unless such decrease is applied in the same manner to all executive officers of the Company, (4) a substantial change by the Company (without your consent) in your duties or responsibilities from your duties and responsibilities immediately before such Change in Control, (5) any requirement by the Company (to which you do not consent) that you change your primary place of business to be outside the metropolitan Jackson area, (6) your removal from, or failure to be elected to, the Company's Board of Directors or the Company's failure to nominate you for election to the Company's Board of Directors, or (7) if the Change in Control results in a new entity being a successor to the Company's business, the failure of the new entity to assume expressly in writing the Company's obligations under this Agreement and under any written employment agreement between you and the Company in effect immediately before the Change in Control. "Good Reason" will not include your death, Disability (as defined below) or Retirement (as defined below), or your resignation other than as provided in the preceding sentence. For purposes of this Agreement, (1) "Disability" means (A) if you are covered by a Company-provided disability insurance policy, the definition of disability contained in, and entitling you to benefits under, that policy, or (B) if you are not covered by such a policy, your inability, whether physical or mental, to perform the normal duties of your position for six consecutive months; and (2) "Retirement" means your retirement from the Company in accordance with the Company's normal policies.

               (f) The Company's termination of your employment without "Cause" means a termination other than for (1) your continued failure either to (A) devote substantially full time to your employment duties (except because of your illness or disability) or (B) make a good faith effort to perform your employment duties; (2) any other willful act or omission which you knew, or had reason to know, would materially injure the Company; (3) any breach by you of the provisions of paragraph 4, or (4) your conviction of a felony involving dishonesty or fraud.

        2. Severance Benefits. If you are entitled to severance benefits under paragraph 1.(a), you will receive the following:

               (a) an amount equal to the annual salary you were receiving immediately before the Change in Control for the period (the "Time") from the date of such termination through the later of (1) two years after the date of such termination, and (2) the termination date of any written employment agreement between you and the Company in effect immediately before the Change in Control, without regard to any termination as a result of your death, disability, incapacity, termination by the Company for cause, retirement, resignation or termination by the Company without cause; and



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Mark K. Rosenfeld
December 18, 1995
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               (b) a pro rata bonus for the year of such termination equal to
        (1) the bonus paid or payable to you with respect to the last full fiscal year of the Company before the Change in Control (the "Bonus"), multiplied by (2) a fraction, the numerator of which shall be the number of days in the Company's fiscal year in which such termination occurs through the date of such termination, and the denominator of which shall be the total number of days in the Company's fiscal year in which such termination occurs; and

               (c) an amount equal to the Time (in years and fractions of a partial year) multiplied by the amount of the Bonus; and

               (d) a continuation during the Time of (1) the medical, dental, life, disability, hospitalization, optical and prescription drug benefits you and your dependents were receiving from the Company at the time of the Change in Control (provided that if it is no longer practical for the Company to furnish such benefits, you will be reimbursed by the Company during the Time for the cost to you of obtaining such benefits), (2) the Company's obligations under the Split Dollar Agreements, dated as of December 20, 1977 and December 20, 1988, between the Company and Lynn S. Rosenfeld and Jo Anne G. Rosenfeld, Trustee under the Irrevocable Trust, respectively, and (3) any automobile allowance or benefits (including automobile insurance and maintenance benefits), and continued use of any automobile, provided to you by the Company at the time of the Change in Control.

Notwithstanding the foregoing, the total amount of all payments of cash or property in the nature of compensation contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company's assets, including, without limitation, the benefits provided pursuant to this paragraph 2 and payments relating to any stock options or restricted stock that vest as a result of a Change in Control, shall not exceed the maximum amount that may be paid to you and not be deemed a "parachute payment" resulting in an excise tax to you and a loss of compensation deduction to the Company, all within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision. If the benefits otherwise provided pursuant to this paragraph 2 would result in you receiving such a "parachute payment", they shall be reduced (in the order set forth above) until they are $1.00 less than the amount that would result in you receiving such a "parachute payment". The benefits provided in paragraphs 2.(a), 2.(b) and 2.(c) shall be paid to you in an undiscounted lump sum within 10 business days after the date of such termination. The Company may withhold from such payments all federal, state, city and other taxes to the extent such taxes are required to be withheld by applicable law.

        3. Period. The period (the "Period") will begin on the date of this Agreement and end on the first to occur of (a) the termination date of any written employment agreement between you and the Company in effect from time to time, without regard to any termination as


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Mark K. Rosenfeld
December 18, 1995
Page 5


a result of your death, disability, incapacity, termination by the Company for cause, retirement, resignation or termination by the Company without cause,
(b) your death, (c) your Disability, (d) 90 days after the termination of your employment (voluntarily or involuntarily and with or without Cause or Good Reason) if (1) such termination occurs before a Change in Control, and (2) a Change in Control does not occur during such 90 day period, and (e) January 31, 2001. Notwithstanding the foregoing, (1) if you become entitled to severance benefits under paragraph 1.(a), the provisions of paragraph 2 of this Agreement will continue until your eligibility to receive severance benefits under this Agreement ceases and such provisions and the other provisions of this Agreement not limited by the Period, including, without limitation, paragraphs 4, 5, 6, 9 and 10 will survive the end of the Period.

        4.     Non-Competition; Confidentiality and Non-Solicitation.

               (a) You will not, during your employment with the Company, directly or indirectly engage in any activity which is competitive with any business in which the Company engages.

               (b) You will not at any time during or after your employment with the Company, directly or indirectly, disclose or make accessible to any person or entity or use in any way for your own personal gain (i) any confidential and secret information as to the prices, costs, discounts, or profit margins of any goods or services sold, purchased or handled by the Company (or its subsidiaries), or (ii) any confidential or secret information relating to the Company's (or its subsidiaries') financial structure, store layouts, supply sources, designs, procedures, information systems, administration or operations, except as authorized or directed by the Company and except that the foregoing restrictions will not apply to information generally available to others in the Company's line of business, information in the public domain, information disclosed or made available by the Company to any other person on a non- confidential basis or disclosures you are required by law to make. Upon termination of your employment with the Company for any reason, you will immediately return to the Company all confidential materials over which you exercise any control.

               (c) You will not at any time during your employment by the Company and for two years thereafter, directly or indirectly, solicit for any purpose, interfere with, entice away from the Company (or its subsidiaries) or hire any employee or agent of the Company (or its subsidiaries) who was employed by the Company within one year before the termination of your employment.

               (d) Paragraphs 4.(a),4.(b) and 4.(c) are intended, among other things, to protect the confidential information described in paragraph 4.(b) and relate to matters which are of a special and unique character, and their violation may cause irreparable injury to the Company, the amount of which will be extremely difficult, if not impossible, to determine and which cannot


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Mark K. Rosenfeld
December 18, 1995
Page 6


be adequately compensated by monetary damages alone. Therefore, if you breach or threaten to breach any of those paragraphs, in addition to any other remedies which may be available to the Company under this agreement or at law or equity, the Company may obtain an injunction, restraining order, or other equitable relief against you and such other persons and entities as are appropriate.

        5. Benefits Exclusive. The severance benefits provided in this Agreement are exclusive and in lieu of any other severance benefits to which you may be entitled, except for any benefits under the terms of any stock options or restricted stock agreements you may have. In particular, this Agreement replaces and supersedes paragraph 5(e) of your Employment Agreement with the Company, dated March 23, 1994 (the "Employment Agreement"), and the payments and benefits provided for in this Agreement shall be deemed payments and benefits expressly provided for in paragraph 5 of your Employment Agreement for purposes of Section 5(g) of your Employment Agreement.

        6. Employment Status. Nothing in this Agreement changes the present status of your continued employment with the Company or otherwise affects your present employment status with the Company.

        7. Modification. This Agreement is the complete agreement between us and may be modified only by a written instrument executed by both of us.

        8. Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Michigan.

        9. Costs of Enforcement. The Company shall pay on demand all of your reasonable out-of-pocket fees, costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses and costs of investigation) incurred by you in connection with the enforcement of this Agreement or your Employment Agreement (as amended from time to time and including any successor to your Employment Agreement) or in connection with any disputes concerning the meaning or interpretation of this Agreement or your Employment Agreement (as amended from time to time and including any successor to your Employment Agreement). During the pendency of any such enforcement proceeding or dispute, the Company shall continue to pay the disputed amounts and benefits provided in this Agreement and your Employment Agreement (as amended from time to time and including any successor to your Employment Agreement), and if it fails to do so, the Company shall pay you interest, at the prime or base rate announced from time to time by Comerica Bank, on such amounts from the date they were due through the date they are actually paid. The obligations contained in this paragraph 9 shall survive the end of the Period.



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Mark K. Rosenfeld
December 18, 1995
Page 7


        10.    Arbitration.

               (a) Agreement to Arbitrate. Any disputes between the parties with respect to the terms and conditions of this Agreement or your Employment Agreement (as amended from time to time and including any successor to your Employment Agreement) (other than those disputes with respect to which equitable relief (such as specific performance or an injunction) is the appropriate remedy) that are not resolved within 30 days after one party notifies the other party in writing of the dispute shall be resolved by and through binding arbitration conducted under the auspices of the American Arbitration Association (or any like organization successor thereto) in Jackson, Michigan. Both the foregoing agreement of the parties to arbitrate any and all claims, and the results, determination, finding, judgment and/or award rendered through such arbitration, shall be final and binding on the parties to this Agreement and may be specifically enforced by legal proceedings, and, pursuant to MCLA ss. 600.5001, the parties agree that a judgment of any Michigan circuit court may be rendered upon any arbitration award rendered pursuant to this paragraph 10. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this arbitration agreement and that any party may, in his or its sole discretion, ask for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this arbitration agreement.

               (b) Procedure. Such arbitration shall be initiated by the written notice of the dispute described in paragraph 10.(a), and such arbitration shall be a compulsory and binding proceeding on each party. Such arbitration proceeding shall be conducted under the commercial arbitration rules (formal or informal) of the American Arbitration Association before one arbitrator, and the arbitrator in any such arbitration shall be such person who is expert in the subject matter of the dispute. The costs of the arbitrator and the arbitration shall be borne by the Company. Each party will bear separately the cost of its or his respective attorneys, witnesses and experts in connection with such arbitration, subject to the Company's obligations under paragraph 9. Time is of the essence of this arbitration procedure, and the arbitrator shall be requested to render his or her decision within 10 days following completion of the arbitration.

        11. Successor Obligations. This Agreement will be binding upon and inure to the benefit of the Company and its successors and assigns, and the Company will require any successor to, or transferee of, all or substantially all of its business or assets to assume all of the Company's obligations under this Agreement (such successor or assign will be deemed, for purposes of this Agreement, to be the Company). This Agreement will be binding upon you and will inure to your benefit, but you may not assign this Agreement without the Company's prior written consent.

        12. Duplicate Copies. This Agreement may be executed in counterparts, both of which together will be deemed an original of this Agreement.



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Mark K. Rosenfeld
December 18, 1995
Page 8

        13. Severability. The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain binding in accordance with their terms.

        If the terms of this Agreement are acceptable to you, please sign the enclosed copy and return it to me, at which time this Agreement will become effective.


                                  Very truly yours,

                                  JACOBSON STORES INC.



                                  By:     /s/  Paul W. Gilbert
                                      ------------------------------------
                                         Paul W. Gilbert

                                         Its:  Vice Chairman of the Board

The terms of this Agreement are agreed
and accepted as of December 18, 1995

   /s/  Mark K. Rosenfeld
- -------------------------
  Mark K. Rosenfeld